Exhibit 10.3

Quintiles Transnational HOLDINGS INC.

2013 Stock Incentive Plan

AWARD AGREEMENT

(Awarding Restricted Stock)

THIS AWARD AGREEMENT (this “Agreement”) is made by and between Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), and [_________] (the “Participant”) pursuant to the provisions of the Quintiles Transnational Holdings Inc. 2013 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference.  Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Participant is providing, or has agreed to provide, services to the Company, or Affiliate or a Subsidiary of the Company, as an Employee, Director or Third Party Service Provider; and

WHEREAS, the Company considers it desirable and in its best interests that the Participant be given a personal stake in the Company’s growth, development and financial success through the grant of an Award of Restricted Stock on the terms and conditions and subject to the restricted set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1.     Grant of Restricted Stock.  Effective as of «Date» (the “Date of Grant”), the Company hereby grants to the Participant on the Date of Grant an Award of Restricted Stock consisting of, in the aggregate, «Number» Shares (the “Restricted Stock”), subject to the terms and conditions of this Agreement and the Plan.  For purposes of this Agreement, the period during which the Restricted Stock remains subject to the transfer restrictions set forth herein shall be called the “Restricted Period”.

2.     Vesting Schedule.  Unless such period shall earlier lapse in accordance with the express terms of Section 3 of this Agreement, the Restricted Period shall lapse as to the specified portion of the Restricted Stock in accordance with the following schedule:

Vesting Date	Portion of Restricted Stock Vesting
«Date»	[One-third (1/3)]
«Date»	[One-third (1/3)]
«Date»	[Remaining one-third (1/3)]

3.     Treatment of Restricted Stock upon Termination of Employment.

(a)Forfeiture of Restricted Stock upon Voluntary Termination or Termination for Cause.  In the event that (i) the Participant terminates his employment with the Company and each of its Subsidiaries other than for Good Reason, or (ii) the Participant’s employment is terminated by the Company for Cause, in each case prior to the lapsing of the Restricted Period, any unvested Restricted Stock shall be forfeited and revert back to the Company as of the date of termination without any payment to the Participant.  For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings ascribed to them in the Employment Agreement.

(b)Vesting upon Death, Disability, Termination by the Company without Cause or Voluntary Termination for Good Reason.  In the event of the Participant’s termination with the Company and each of its Subsidiaries terminates due to (i) his death, (ii) his Disability, (iii) the termination of employment by the Company without Cause or (iv) the termination of employment by the Participant for Good Reason, then notwithstanding the schedule set forth in Section 2 hereof, the Restricted Period shall immediately and automatically lapse, without further action by the Company, on the date of such termination as to any unvested Restricted Stock then still subject to the Restricted Period, and the Restricted Stock that have not previously vested shall immediately vest.  For purposes of this Agreement, “Disability” shall have the meaning ascribed to “disability” in Section 4.3 of the Employment Agreement.

4.     Rights as a Shareholder; Dividends. During the Restricted Period, the Participant shall not be entitled to any rights as a shareholder with respect to the Restricted Stock and shall not be entitled to vote or receive dividends on such Shares.

5.     Restrictive Legends.  The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) or book-entry notations evidencing ownership of the Restricted Stock or Shares together with any other legends that may be required by the Company or by the provisions of any applicable laws, including state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE QUINTILES TRANSNATIONAL HOLDINGS INC. 2013 STOCK INCENTIVE PLAN, AS SUCH PLAN MAY BE ALTERED, AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH PLAN.  COPIES OF THE FOREGOING PLAN ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT.  COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

6.     Restrictions on Shares; Non-transferability during Restricted Period.

(a)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required.  The Participant agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)During the Restricted Period, the Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death or with the Company’s consent (in which case the Restricted Stock shall remain subject to the vesting and other restrictions as set forth herein).  Any purported transfer in violation of this Section 6 shall be void ab initio.   Furthermore, notwithstanding any other provision of this Agreement, the Participant may not sell the Shares unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale, pledge or transfer of the Shares must also comply with other applicable laws and regulations governing the Shares, and the Committee may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates, the imposition of minimum holding period requirements or stop transfer orders or other restrictions under applicable federal securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws as may be applicable to such Shares) if, in the judgment of the Committee, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other applicable law.

8.     Forfeiture.  Where a Participant engages in certain competitive activity or is terminated by the Company for Cause, his or her Restricted Stock and Shares are subject to forfeiture conditions under Section 11.3 of the Plan.  Upon the occurrence of any of the events set forth in Section 11.3 of the Plan, in addition to the remedies provided in Section 11.3, the Company shall be entitled to issue a stop transfer order and other document implementing the forfeiture to its transfer agent, the depository or any of its nominees, and any other person with respect to the Restricted Stock and the Shares.

9.     Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

10.     Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

11.     Tax Consequences; Withholding.  The Company or one of its Subsidiaries may require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock.  Notwithstanding the preceding sentence, unless previously satisfied on or prior to the vesting date, the Company shall retain a number of Shares subject to the Restricted Stock then vesting that have an aggregate Fair Market Value as of the vesting date equal to the amount of such taxes required to be withheld (and the Participant shall thereupon be deemed to have satisfied his or her obligations under this Section 11); provided that the number of Shares retained shall be effected at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences (it being understood that the value of any fractional Share shall be paid in cash).  The number of Shares registered in the name of the Participant shall thereupon be reduced by the number of Shares so retained.  The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries or to the extent that a facility is available to the Participant by which the Participant may sell Shares in the public market to satisfy such obligations.

12.     Acknowledgement.  The Participant acknowledges and agrees:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Award of Restricted Stock does not create any contractual or other right to receive future grants of Restricted Stock or other Awards or any right to continue an employment or other relationship with the Company (for the vesting period or otherwise); (iii) that the Participant remains subject to discharge from such relationship to the same extent as if the Restricted Stock had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the Restricted Stock is an extraordinary item of compensation; and (vii) that the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

13.     Employee Data Privacy.  As a condition of the grant of these Restricted Stock, the Participant consents to the collection, use and transfer of personal data as described in this paragraph.  The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including but not limited to the Participant’s name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of common stock or directorships held in the Company, details of all Restricted Stock or other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of managing and administering the Plan (“Data”).  The Participant further understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plans.  The Participant understands that these recipients may be located in the Participant’s country of residence or elsewhere.  The Participant authorizes them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding Shares on the Participant’s behalf to a broker or other third party with whom the Shares acquired on settlement may be deposited.  The Participant understands that the Participant may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.

14.     Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.  This Agreement is governed by the internal substantive laws but not the choice of law rules of North Carolina.

15.     Electronic Delivery.  Notwithstanding anything to the contrary contained in this Award Agreement or in the Plan, the Company may, in its sole discretion, deliver and, by acceptance of this grant, the Participant hereby explicitly and unambiguously consents and agrees to the receipt and delivery of, any notices permitted or required hereunder, documents related to any Awards granted under the Plan and/or any other information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries or the Plan by electronic means, including but not limited to through the Participant’s electronic account, through another on-line or electronic account system established and maintained by the Company or another third party designated by the Company or via the Company website. Such consent shall remain in effect throughout the Participant’s term of employment or service with the Company and thereafter until withdrawn in writing by the Participant. The Participant acknowledges that the Participant may receive from the Company a paper copy of any notices or documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.

16.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

By signing below, you accept the grant of this Award of Restricted Stock and agree that this Award of Restricted Stock is subject in all respects to the terms and conditions of the Plan.  Copies of the Plan and a Prospectus containing information concerning the Plan are available upon request to [Global Incentives]_______________ at _______________.

PARTICIPANT	QUINTILES TRANSNATIONAL HOLDINGS INC.

_____________________________	By:___________________________________
Signature	Name: _______________________________
Title: ________________________________

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